Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of ProPhase Labs, Inc. and Subsidiaries on Forms S-8 (No. 333-268353, No. 333-265304, No. 333-261447, No. 333-259009, No. 333-256747, No. 333-225496, No. 333-224369, No. 333-217484, No. 333-189875 and No. 333-169697), and Forms S-3 (No. 333-260848) of our report dated March 29, 2024, with respect to the consolidated financial statements and internal control over financial reporting of ProPhase Labs, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the years ended December 31, 2023.

/s/ Morison Cogen LLP
March 28, 2024